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                                                                    Exhibit 10.3

                             NOTICE OF NON-RENEWAL
                                      OF
                          CHANGE OF CONTROL AGREEMENT

Notice of non-renewal was adopted for all participating members of the executive management group.

WHEREAS Crown Vantage Inc. (the "Company") and ____________ ("Executive") are Parties to an Agreement dated as of the ____ day of _____________, 19___, which Agreement is commonly referred to as the "Change of Control" Agreement, and

WHEREAS Section 1(b) of the Change of Control Agreement provides that the "Change of Control Period" shall mean a three-year period from the date of the Agreement, as extended, year to year at the Renewal Date, unless at least 60 days prior to the Renewal Date, notice is given that the Change of Control Period shall not be so extended, and

WHEREAS Section 1(a) of the Change of Control Agreement defines the Effective Date of that Agreement, and

WHEREAS the Effective Date has not yet come to pass, and

WHEREAS the Board of Directors of the Company (the "Board") has determined that it is in the best interest of the Company and its shareholders to not extend the Change of Control Period,

NOW THEREFORE, pursuant to Section 1(b) of the Change of Control Agreement, the Board hereby gives written notice to Executive that as of the date hereof, the Change of Control Agreement shall not be extended at the next Renewal Date.


Date: August 30, 1999                  Crown Vantage Inc.


                                       By: _________________________________
                                           Robert A. Olah
                                           President and Chief Executive Officer